Exhibit 10.1

TENTH AMENDMENT TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS TENTH AMENDMENT TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of May 15, 2020 is by and between DHI Mortgage Company, Ltd., a Texas limited partnership (the “Seller”), the Buyers party to the Repurchase Agreement (defined below) (the “Buyers”), and U.S. Bank National Association, a national banking association, as administrative agent for the Buyers (the “Administrative Agent”).
RECITALS
A. The Seller, the Buyers, and the Administrative Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of February 27, 2015, a First Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 26, 2016, a Second Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 24, 2016, a Third Amendment to Second Amended and Restated Master Repurchase Agreement dated as of September 23, 2016, a Fourth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 24, 2017, a Fifth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 23, 2018, a Sixth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 22, 2019, a Seventh Amendment to Second Amended and Restated Master Repurchase Agreement dated as of March 26, 2019, an Eighth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of June 21, 2019, and a Ninth Amendment to Second Amended and Restated Master Repurchase Agreement dated as of February 21, 2020 (as further amended, restated, or otherwise modified from time to time, the “Repurchase Agreement”).
B. The parties hereto desire to amend the Repurchase Agreement as provided herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.Amendments.
2.1 Definitions. Section 1.2 of the Repurchase Agreement is amended by adding or amending and restating, as applicable, the following definitions thereto, to read in their entireties as follows:
“Benchmark Replacement” means the sum of: (a) an alternate benchmark rate that has been selected by the Administrative Agent in consultation with the Seller giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. repurchase agreements denominated in Dollars that are substantially similar to the repurchase arrangement under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Seller giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated repurchase agreements denominated in Dollars that are substantially similar to the repurchase arrangement under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by the Administrative Agent from time to time and as may be updated periodically.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with then-prevailing market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to LIBOR:
(a)in the case of clauses (ii), (iii) or (iv) of Section 6.7(b), the later of:
(i)the date of the public statement or publication of information referenced therein and
(ii)the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR;
(b)in the case of clause (i) of Section 6.7(b), the earlier of
(i)the date of the public statement or publication of information referenced therein; and
(ii)the date specified by the Administrative Agent or the Required Buyers, as applicable, by notice to the Seller, the Administrative Agent (in the case of such determination and notice by the Required Buyers) and the Buyers; or
(c)in the case of clause (v) of Section 6.7(b), the date specified by the Administrative Agent or the Required Buyers, as applicable, by notice to the Seller, the Administrative Agent (in the case of such determination and notice by the Required Buyers) and the Buyers.
“Benchmark Transition Event” is defined in Section 6.7(b).
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (y) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Repurchase Documents in accordance with Section 6.7(b) and (z) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Repurchase Documents pursuant to Section 6.7(b).
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“LIBOR” means the LIBOR Rate.
“LIBOR Rate” means the greater of (i) 0.75%, and (ii) the one month LIBOR rate for deposits in United States dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) reset each LIBOR Business Day, provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable LIBOR Rate shall instead be the applicable one month interest settlement rate for deposits in United States dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent as of 11:00 a.m. (London time) reset each LIBOR Business Day.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

2.2 LIBOR Notification. Article I of the Master Repurchase Agreement is hereby amended by inserting a new Section “1.5” reading in its entirety:
1.5 LIBOR Notification. The interest rate on the LIBOR Rate Tranches is determined by reference to the LIBOR Rate, which is derived from LIBOR. Section 6.7(b) provides a mechanism for (a) determining an alternative rate of interest if LIBOR is no longer available or in the other circumstances set forth in Section 6.7(b) and (b) modifying this Agreement to give effect to such alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates in the definition of LIBOR Rate, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 6.7(b), will have the same value as, or be economically equivalent to, the LIBOR Rate.
2.3 Request for Increase in Maximum Aggregate Commitment. Section 2.3 of the Repurchase Agreement is amended by deleting the reference to “$1,500,000,000” therein and inserting in its place “$1,800,000,000”.
2.4 Provisions Relating to LIBOR Rate Tranches. Section 6.7 of the Repurchase Agreement is amended and restated in its entirety to read as follows:
6.7 Provisions Related to LIBOR Rate Tranches.
(a)Notwithstanding anything to the contrary in this Agreement or any other Repurchase Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Buyers notify the Administrative Agent that the Required Buyers have determined, that:
(i)deposits of a type and maturity appropriate to match fund LIBOR Rate Tranches are not available to such Buyers in the relevant market, or
(ii)the interest rate applicable to the LIBOR Rate Tranches is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining the LIBOR Rate Tranches, then the Administrative Agent shall suspend the availability of LIBOR Rate Tranches and require any affected LIBOR Rate Tranches to be repaid or converted to bear interest at a rate equal to the Federal Funds Rate plus 0.50% plus the LIBOR Margin, and in such event, the Seller will thereafter be entitled to designate subsequent Tranches to bear interest at the Federal Funds Rate plus 0.50% plus the LIBOR Margin.
(b)Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Repurchase Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Buyers notify the Administrative Agent (with a copy to the Seller) that the Required Buyers have determined, that any one or more of the following (each, a “Benchmark Transition Event”) has occurred:
(i)the circumstances set forth in Section 6.7(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 6.7(b) announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary,
(ii)ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in Dollars that is acceptable to the Administrative Agent) discontinues its administration and publication of LIBOR for deposits in Dollars,
(iii)a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 6.7(b) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide LIBOR after such specified date,

(iv)a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 6.7(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to the Administrative Agent that will continue to provide LIBOR after such specified date; or
(v)repurchase agreements substantially similar to the repurchase arrangement under this Agreement being executed at such time, or that include language substantially similar to that contained in this Section 6.7(b), are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace LIBOR for deposits in Dollars, then the Administrative Agent and the Seller may amend this Agreement to replace the LIBOR Rate Tranche with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 22.3, any such amendment with respect to a Benchmark Transition Event (A) pursuant to any of clauses (i) through (iv) of this Section 6.7(b) will become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. (New York City time) on the fifth Business Day after the Administrative Agent has posted such proposed amendment to all Buyers and the Seller so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Buyers comprising the Required Buyers or (B) pursuant to clause (v) of this Section 6.7(b), will become effective without any further action or consent of any other party to this Agreement on the date that Buyers comprising the Required Buyers have delivered to the Administrative Agent written notice that such Required Buyers accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 6.7(b) will occur prior to the date set forth in the applicable amendment.
In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
The Administrative Agent will promptly notify the Seller and the Buyers of (1) any occurrence of a Benchmark Transition Event (other than pursuant to clause (v) of this Section 6.7(b)), (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Buyers pursuant to this Section 6.7(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 6.7(b).
Upon notice to the Seller by the Administrative Agent in accordance with Section 23 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 6.7(b), (A) any LIBOR Rate Tranche shall be converted to bear interest at a rate equal to the Federal Funds Rate plus 0.50% plus the LIBOR Margin, and (B) if any request pursuant to Section 3.1 requests a LIBOR Rate Tranche, such request may be revoked by the Seller and if not revoked such Transaction shall bear interest at a rate equal to the Federal Funds Rate plus 0.50% plus the LIBOR Margin.

(c)If, after the date of this Agreement, any Change in Law shall make it unlawful or impossible for such Buyer to make, maintain or fund LIBOR Rate Tranches, such Buyer shall notify the Seller and the Administrative Agent, whereupon the obligation of such Buyer to make or convert Tranches into LIBOR Rate Tranches, shall be suspended until such Buyer notifies the Seller and the Administrative Agent that the circumstances giving rise to such suspension no longer exist. If any Buyer determines that it may not lawfully continue to maintain any LIBOR Rate Tranches, all of the affected Tranches shall be automatically converted as of the date of such Buyer’s notice to bear interest at a rate equal to the Federal Funds Rate plus 0.50% plus the LIBOR Margin and, in such event, the Seller will thereafter be entitled to designate subsequent Tranches to bear interest at the Federal Funds Rate plus 0.50% plus the LIBOR Margin.
2.5 Tangible Net Worth Ratio. Section 17.13 of the Repurchase Agreement is amended by deleting the reference to “8.0 to 1.0” therein and inserting in its place “10.0 to 1.0”.
2.6 Annex A to Officer’s Certificate. Annex A to Exhibit C of the Repurchase Agreement is amended by deleting the reference to “8.0:1.0” therein and inserting in its place “10.0:1.0”.
2.7 Schedules. Schedule BC to the Repurchase Agreement is amended and restated in its entirety as set forth on Schedule BC hereto.
Section 3.Effectiveness. This Amendment shall become effective as of the date first above written upon the Seller’s fulfillment of the following conditions precedent:
3.1 The Administrative Agent shall have received (or be satisfied that it will receive by such deadline as the Administrative Agent shall specify) the following, all of which must be satisfactory in form and content to the Administrative Agent:
(a)this Amendment, duly executed by the Seller, the Required Buyers, and the Administrative Agent;
(b)an amended and restated Fee Letter, duly executed by the Seller and the Administrative Agent; and
(c)a certificate of the General Partner’s corporate secretary or assistant secretary or other authorized officer dated as of the date hereof as to (i) the incumbency of the officers of the Seller executing this Amendment and all other Repurchase Documents executed or to be executed by or on behalf of the Seller, (ii) the authenticity of their signatures, and specimens of their signatures shall be included in such certificate or set forth on an exhibit attached to it (the Administrative Agent, the Buyers and the Custodian shall be entitled to rely on that certificate until the Seller has furnished a new certificate to the Administrative Agent), (iii) resolutions of the General Partner’s board of directors, authorizing the execution, delivery and performance by the Seller of this Amendment and all other Repurchase Documents to be delivered by the Seller pursuant to this Amendment and (iv) copies of the Seller’s (1) limited partnership agreement, (2) certificate of limited partnership issued by the state of Texas, (3) articles of incorporation certified by the Secretary of State of the State of the General Partner, and (4) bylaws and all amendments, or certification that there have been no changes to such documents since a true and correct copy thereof was delivered to the Administrative Agent and that such documents are in full force and effect.
3.2 Payment to the Administrative Agent or the Custodian, as applicable, of all fees and expenses (including the disbursements and reasonable fees of the Administrative Agent’s attorneys) of the Administrative Agent and the Buyers payable by Seller pursuant to Section 9 of the Repurchase Agreement accrued and billed for to the date of the Seller’s execution and delivery of this Agreement.
Section 4.Miscellaneous.
4.1 Ratifications. This Amendment shall modify and supersede all terms and provisions set forth in the Repurchase Documents that are inconsistent with this Amendment, and the terms and provisions of the Repurchase Documents are ratified and confirmed and shall continue in full force and effect.
4.2 Seller Representations and Warranties. The Seller hereby represents and warrants that the representations and warranties set forth in Section 15 of the Repurchase Agreement are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof.

4.3 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
4.4 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
4.5 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
4.6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Seller, the Buyers, the Administrative Agent, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and, to the extent required by the Repurchase Agreement, the Buyers.
4.7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
4.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
4.9 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
4.10 Notice. Truist Bank f/k/a Branch Banking and Trust Company has updated its notice information as set forth on its signature page.

[Signature Pages Follow]

IN WITNESS WHEREOF the parties have caused this Amendment to be executed as of the date first set forth above.
DHI MORTGAGE COMPANY, LTD.,
as Seller and Servicer

By: DHI Mortgage Company GP, Inc.
Its General Partner

By: /s/ MARK C. WINTER
Name: Mark C. Winter
Title: Executive Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Buyer

By: /s/ EDWIN D. JENKINS
Name: Edwin D. Jenkins
Title: Senior Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

ASSOCIATED BANK, N.A., as a Buyer

By: /s/ MARY T. WESSEL
Name: Mary T. Wessel
Title: Assistant Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

TRUIST BANK, formerly known as BRANCH BANKING & TRUST COMPANY, as a Buyer

By: /s/ SAMUEL W. BRYAN
Name: Samuel W. Bryan
Title: Senior Vice President

Notices Sent to:

Jon Highfield
BB&T
102 W Pineloch Ave Ste 18
Orlando, FL 32806-6100
Tel: 407-835-6622
Email: jhighfield@bbandt.com

Samuel Bryan
BB&T
1425 N. Seminole Trail, 3rd Floor
Charlottesville, VA 22901
Tel: (434) 422-9613
Email: sbryan@bbandt.com

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

COMERICA BANK, as a Buyer

By: /s/ BRADEN FUDGE
Name: Braden Fudge
Title: Assistant Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

TIAA, FSB, formerly known as EVERBANK, as a Buyer

By: /s/ E.R. MOORE
Name: E.R. Moore
Title: Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

BMO HARRIS BANK N.A., as a Buyer

By: /s/ ROBERT BOMBEN
Name: Robert Bomben
Title: Director

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

STERLING NATIONAL BANK, as a Buyer

By: /s/ EDDIE OTHMAN
Name: Eddie Othman
Title: Senior Vice President

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, as a Buyer

By: /s/ PAUL SPIRIDIGLIOZZI
Name: Paul Spiridigliozzi
Title: Managing Director

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

VERITEX COMMUNITY BANK, as a Buyer

By: /s/ AMY SATSKY
Name: Amy Satsky
Title: EVP - Managing Director Specialty Finance

Tenth Amendment to Second Amended and Restated Master Repurchase Agreement

SCHEDULE BC TO TENTH AMENDMENT
TO SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

SCHEDULE BC
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THE BUYERS' COMMITTED SUMS

Buyer	Except as provided in the below chart, Committed Sum for any period:
U.S. Bank National Association
Truist Bank, f/k/a Branch Banking & Trust Company
Comerica Bank
TIAA, FSB, f/k/a EverBank
BMO Harris Bank N.A.
Sterling National Bank
Associated Bank, N.A.
Capital One Bank
Veritex Community Bank
Maximum Aggregate Commitment	$1,350,000,000

Buyer	Committed Sum for June 22, 2020 through and including July 22, 2020, September 21, 2020 through and including November 5, 2020, and December 21, 2020 through and including January 20, 2021
U.S. Bank National Association
Truist Bank, f/k/a Branch Banking & Trust Company
Comerica Bank
TIAA, FSB, f/k/a EverBank
BMO Harris Bank N.A.
Sterling National Bank
Associated Bank, N.A.
Capital One Bank
Veritex Community Bank
Maximum Aggregate Commitment	$1,575,000,000

Sch. BC